                                                                    EXHIBIT 99.3



                                      Contact:  William E. Keslar
                                                Don H. Herring
                                                (412) 433-6870


FOR IMMEDIATE RELEASE

    USX CORPORATION ANNOUNCES FIRST QUARTER DELHI GROUP FINANCIAL RESULTS

         PITTSBURGH, April 26, 1994 -- USX Corporation reported first quarter 1994 net income for its Delhi Group (NYSE:DGP) of $.4 million, or $.03 per share, which included an estimated aftertax benefit of $1.0 million for an accrual reversal related to a litigation settlement. First quarter 1994 sales totaled $154.4 million, an increase of 18 percent from the prior-year quarter. Net income in the first quarter of 1993 was $8.7 million, or $.62 per share.

         USX Corporation Board Chairman Charles A. Corry noted, "Despite the lower first quarter results, Delhi continued to expand its capital expenditure program to connect dedicated natural gas reserves. This is reflected in increased first quarter gas sales throughput volumes, which were up 22 percent over 1993 first quarter volumes."

         First quarter operating income for the Delhi Group totaled $2.5 million, down $14.6 million from the first quarter of 1993. The benefits of higher gas sales throughput were more than offset by lower average sales prices for natural gas liquids (NGLs), higher plant feedstock costs and lower gas sales margins primarily resulting from reduced premiums from Southwestern Electric Power Company (SWEPCO) and warmer weather in Delhi's premium customer service areas. Most of the increase in sales




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throughput was due to increased spot market sales rather than higher margin sales to premium customers. Due to lower first quarter 1994 NGLs sales prices, which were adversely impacted by falling crude oil prices, Delhi chose not to fully process some gas, which resulted in a decline in NGLs sales volumes. First quarter 1994 operating income included a $1.6 million favorable pretax effect of the settlement of litigation for less than the amount previously accrued. First quarter 1993 operating income included a $1.8 million favorable effect of the reversal of a prior-period accrual related to a natural gas contract settlement.

         On January 26, 1994, Delhi and SWEPCO resolved litigation related to a 15-year natural gas purchase contract which was due to expire in April 1995. The settlement agreement provided that SWEPCO pay Delhi the original contract price through January 1994. Concurrently, Delhi executed a new four-year agreement enabling Delhi to supply increased volumes of gas to two SWEPCO power plants in East Texas at market sensitive prices with premiums based on the level of service provided. The agreement provides for swing service and does not require any minimum gas purchase volumes. Although the agreement adversely impacted first quarter 1994 operating income by about $3 million due to the lower premiums received in February and March, it provides for the continuation of a long-standing relationship with a major customer.

         During the first quarter of 1994, Delhi completed a project in western Oklahoma which expanded system and processing capacity and improved Delhi's access to interstate markets. Delhi added compression, made new pipeline interconnections with third parties, and redesigned and moved a previously idled processing plant which began operation in March.





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         Corry noted, "Delhi remains committed to optimizing existing assets such as those in western Oklahoma. In the third quarter of 1994, we expect to complete a project there which includes constructing approximately 21 miles of pipe to provide additional system capacity to the newly relocated plant.
System flexibility and reliability were also enhanced in the first quarter as we began utilizing our East Texas storage space. An arrangement to store up to
2.5 billion cubic feet of natural gas was entered into in the fourth quarter of last year with a large local distribution company (LDC)."

         Corry also stated, "Delhi is well positioned to take advantage of emerging fundamentals in the gas industry. Demand continues to be high, pumped up by 'clean fuels' initiatives and increased economic activity. Our capital and marketing efforts, particularly a multi-pipeline interconnection and compression project in the Carthage area of East Texas, were successful in generating new premium market sales which included winter month off-system sales associated with FERC Order No. 636. These first quarter sales were to LDCs outside Delhi's traditional marketing area and are representative of our increasing ability to access new marketing opportunities developing in the Midwest and Northeast."

         Delhi is an established natural gas merchant engaged in the purchasing, gathering, processing, transporting and marketing of natural gas. It operates an extensive pipeline system of over 8,000 miles and has 22 gas processing plants, primarily in Texas and Oklahoma.

                                  * * * * * *

         Supplemental statistics and condensed financial statements for the Delhi Group and condensed consolidated financial statements for USX Corporation are attached.





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
                         DELHI GROUP OF USX CORPORATION
                 CONDENSED STATEMENT OF OPERATIONS (Unaudited)

                                                             Three Months Ended
                                                                  March 31
(In Millions Except Per Share Data)                          1994          1993
- -------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . .          $ 154.4        $ 131.0
Total operating costs . . . . . . . . . . . . .           (151.9)        (113.9)
                                                         -------        -------
OPERATING INCOME. . . . . . . . . . . . . . . .              2.5           17.1
Other income. . . . . . . . . . . . . . . . . .               .9            2.8
Net interest and other financial costs. . . . .             (2.7)          (2.5)
                                                         -------        -------
TOTAL INCOME BEFORE INCOME TAXES. . . . . . . .               .7           17.4
Less provision for estimated income taxes . . .               .3            8.7
                                                         -------        -------
NET INCOME. . . . . . . . . . . . . . . . . . .               .4            8.7

Net income applicable to Retained Interest. . .              (.1)          (3.1)
                                                         -------        -------
NET INCOME APPLICABLE TO OUTSTANDING DELHI STOCK         $    .3        $   5.6
                                                         =======        =======

Per common share data:
  Weighted average shares, in thousands
  - Primary and fully diluted . . . . . . . . .            9,332          9,006

  Net income - primary and fully diluted. . . .          $   .03        $   .62

  Dividends paid  . . . . . . . . . . . . . . .              .05            .05


CONDENSED BALANCE SHEET (Unaudited)

                             Mar. 31    Dec. 31                              Mar. 31   Dec. 31
(In Millions)                  1994       1993                                 1994      1993
- ----------------------------------------------------------------------------------------------
ASSETS                                            LIABILITIES AND
Cash and cash . . . . . .                          STOCKHOLDERS' EQUITY
 equivalents  . . . . . .    $  1.0     $  3.8     Current liabilities. .    $105.5    $102.4
Receivables - net . . . .       9.2       24.2     Long-term debt . . . .      83.4     109.0
Inventories . . . . . . .       7.7        9.6     Other liabilities. . .     163.7     163.5
Other current assets. . .       4.6        4.6
                             ------     ------                               ------    ------
  Total current assets         22.5       42.2      Total liabilities . .     352.6     374.9

Property, plant and                               Preferred stock . . . .       2.5       2.5
 equipment - net. . . . .     518.5      521.8    Common stockholders'
Other assets. . . . . . .      16.8       16.4     equity . . . . . . . .     202.7     203.0
                             ------     ------                               ------    ------
  Total . . . . . . . . .    $557.8     $580.4      Total . . . . . . . .    $557.8    $580.4
                             ======     ======                               ======    ======

The following notes are an integral part of these financial statements.

                         DELHI GROUP OF USX CORPORATION
                SELECTED NOTES TO CONDENSED FINANCIAL STATEMENTS


The condensed financial statements of the Delhi Group include the results of operations and financial position for the businesses of Delhi Gas Pipeline Corporation and certain subsidiaries of USX, and a portion of the corporate assets, liabilities and related transactions which are not separately identified with ongoing operating units of USX. These condensed financial statements should be read in connection with the condensed consolidated financial statements of USX.

The USX Board of Directors initially designated 14,000,000 shares of Delhi Stock to represent 100% of the common stockholders' equity value of USX attributable to the Delhi Group. The Delhi Fraction is the percentage interest in the Delhi Group represented by the shares of Delhi Stock that are outstanding at any particular time and, based on 9,366,673 outstanding shares as of March 31, 1994, is approximately 67%. The Marathon Group financial statements reflect a Retained Interest of approximately 33%.

Other income in the first quarter of 1993 included a pretax gain of $1.6 million from the sale of a 25% interest in a natural gas transmission partnership. The provision for estimated income taxes for the first quarter of 1993 included an unfavorable tax effect associated with the sale of the partnership interest, which resulted in a $1.2 million net loss on the transaction.

The provision for estimated income taxes for the periods reported is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities in accordance with USX's tax allocation policy.




April 26, 1994

                         DELHI GROUP OF USX CORPORATION
                            SUPPLEMENTAL STATISTICS
                               ($'s in Millions)




                                                            First Quarter
                                                                Ended
                                                              March 31
                                                           ----------------
                                                            1994      1993
                                                           ------    ------
SALES                                                      $154.4    $131.0

GROSS MARGIN

   Gas Sales Margin                                        $ 24.8    $ 31.4
   Transportation Margin                                      2.6       3.8
                                                           ------    ------
Systems Margin                                               27.4      35.2
   Gas Processing Margin                                      -         7.4
                                                           ------    ------
Total Gross Margin                                         $ 27.4    $ 42.6

OPERATING INCOME                                           $  2.5    $ 17.1

CAPITAL EXPENDITURES                                       $  4.9    $  4.5


OPERATING STATISTICS

Natural Gas Throughput (a)
   Natural Gas Sales                                        681.3     559.4
   Transportation                                           244.7     304.8
                                                            -----     -----
 Systems Throughput                                         926.0     864.2
   Partnerships - equity share                               20.2      19.1
                                                            -----     -----
 Total Throughput                                           946.2     883.3
                                                            =====     =====

Natural Gas Liquids Sales (b)                               627.4     808.8


- ---------------



(a) Millions of cubic feet per day
(b) Thousands of gallons per day

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                                                               Three Months Ended
                                                                    March 31
(In Millions Except Per Share Data)                            1994         1993*
- --------------------------------------------------------------------------------------
SALES . . . . . . . . . . . . . . . . . . . . .            $ 4,273       $ 4,280
Total operating costs . . . . . . . . . . . . .             (4,069)       (4,122)
                                                           -------       -------
OPERATING INCOME. . . . . . . . . . . . . . . .                204           158
Other income. . . . . . . . . . . . . . . . . .                 28            37
Net interest and other financial costs. . . . .               (108)         (112)
                                                           -------       -------
TOTAL INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES. .                124            83
Less provision for estimated income taxes . . .                 49            36
                                                           -------       -------
TOTAL INCOME BEFORE CUMULATIVE EFFECT OF CHANGES
  IN ACCOUNTING PRINCIPLES. . . . . . . . . . .                 75            47
Cumulative effect of changes in accounting
  principles. . . . . . . . . . . . . . . . . .                  -           (92)
                                                           -------       -------
NET INCOME (LOSS) . . . . . . . . . . . . . . .                 75           (45)
Dividends on preferred stock. . . . . . . . . .                 (7)           (4)
                                                           -------       -------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKS .            $    68       $   (49)
                                                           =======       =======

*Restated as a result of the adoption of two new accounting standards.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
                                 Mar. 31    Dec. 31                                Mar. 31    Dec. 31
(In Millions)                      1994       1993                                   1994       1993
- -----------------------------------------------------------------------------------------------------
ASSETS                                                LIABILITIES AND
Cash and cash                                          STOCKHOLDERS' EQUITY
   equivalents  . . . . .       $   137    $   268     Current liabilities. .     $ 2,728    $ 3,334
Receivables - net . . . .           844        932     Long-term debt . . . .       5,695      5,888
Inventories . . . . . . .         1,663      1,626     Other liabilities. . .       4,619      4,288
Other current assets. . .           356        354
                                -------    -------                                -------    -------
   Total current assets           3,000      3,180       Total liabilities. .      13,042     13,510

Property, plant and                                   Preferred stock . . . .         112        112
   equipment - net. . . .        11,488     11,603    Common stockholders'
Other assets. . . . . . .         2,623      2,591       equity . . . . . . .       3,957      3,752
                                -------    -------                                -------    -------
   Total. . . . . . . . .       $17,111    $17,374       Total. . . . . . . .     $17,111    $17,374
                                =======    =======                                =======    =======

The following common share data and notes are an integral part of these financial statements.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                         COMMON SHARE DATA (Unaudited)

                                                              Three Months Ended
                                                                   March 31
(In Millions Except Per Share Data)                           1994         1993*
- ----------------------------------------------------------------------------------------
Applicable to Marathon Stock
   Total income before cumulative effect of
     changes in accounting principles applicable
     to Marathon Stock. . . . . . . . . . . . .           $   109        $   29
     --Per share - primary and fully diluted. .               .38           .10
   Cumulative effect of changes in accounting
     principles . . . . . . . . . . . . . . . .                 -           (23)
     --Per share - primary and fully diluted. .                 -          (.08)
   Net income applicable to Marathon Stock. . .               109             6
     --Per share - primary and fully diluted. .               .38           .02

   Dividends paid per share . . . . . . . . . .               .17           .17

   Weighted average shares, in thousands
     --Primary. . . . . . . . . . . . . . . . .           286,582       286,610
     --Fully diluted. . . . . . . . . . . . . .           292,829       286,612

Applicable to Steel Stock
   Total income (loss) before cumulative effect
     of change in accounting principle
     applicable to Steel Stock. . . . . . . . .           $   (41)       $    8
     --Per share - primary and fully diluted. .              (.56)          .13
   Cumulative effect of change in accounting
     principle. . . . . . . . . . . . . . . . .                 -           (69)
     --Per share - primary and fully diluted. .                 -         (1.16)
   Net loss applicable to Steel Stock . . . . .               (41)          (61)
     --Per share - primary and fully diluted. .              (.56)        (1.03)

   Dividends paid per share . . . . . . . . . .               .25           .25

   Weighted average shares, in thousands
     --Primary. . . . . . . . . . . . . . . . .            73,598        59,978
     --Fully diluted. . . . . . . . . . . . . .            73,598        59,981

Applicable to Delhi Stock
   Net income applicable to Delhi Stock . . . .            $    -        $    6
     --Per share - primary and fully diluted. .               .03           .62

   Dividends paid per share . . . . . . . . . .               .05           .05

   Weighted average shares, in thousands
     --Primary and fully diluted. . . . . . . .             9,332         9,006


*Restated as a result of the adoption of two new accounting standards.

The following notes are an integral part of these financial statements.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
         SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The financial information for the Marathon Group, the U. S. Steel Group and the Delhi Group, taken together, includes all accounts which comprise the corresponding consolidated financial information for USX.

Changes in the inventory market valuation reserve resulted in a $128 million and $23 million credit to operating income in the first quarter of 1994 and 1993, respectively.

Other income in the first quarter of 1994 included pretax gains of $24 million from disposal of assets, primarily related to the sale of certain Marathon production assets. Other income in the first quarter of 1993 included a pretax gain of $46 million from the disposal of assets, including the sale of an investment in an insurance company.

The provision for estimated income taxes for periods reported is based on tax rates and amounts which recognize management's best estimate of current and deferred tax assets and liabilities.

In 1993, USX adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (SFAS No. 112), and Emerging Issues Task Force Consensus No. 93-14, "Accounting for Multiple-Year Retrospectively Rated Insurance Contracts" (EITF No. 93-14). The cumulative effect of these changes in accounting principles decreased first quarter 1993 net income by $86 million, net of $50 million income tax effect, for SFAS No. 112; and $6 million, net of $3 million income tax effect, for EITF No. 93-14.

In the first quarter of 1994, USX sold 5,000,000 shares of Steel Stock to the public. In addition, USX Capital LLC, a wholly owned subsidiary of USX, sold $250 million of 8-3/4% Cumulative Monthly Income Preferred Shares.




April 26, 1994